UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 8, 2014

METABOLIX, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

001-33133	04-3158289
(Commission File Number)	(IRS Employer Identification No.)

21 Erie Street, Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

(617) 583-1700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On August 11, 2014, the Company issued a press release announcing that the NASDAQ Stock Market LLC (“NASDAQ”) granted the Company’s request for a financial viability exception to the shareholder approval requirements applicable to the proposed financing transaction discussed below. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

Item 8.01 Other Events.

As previously reported, on August 4, 2014, Metabolix, Inc. (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain qualified institutional and individual investors (collectively, the “Investors”), pursuant to which the Company agreed to sell to the Investors units of Company securities (the “Units”) for an aggregate purchase price of $25 million (the “Transaction”). The price of each Unit is $0.50, or $0.25 per share of the Company’s common stock, par value $0.01 per share (“Common Stock”), on an as-converted basis. Each Unit will consist of one (1) share of Common Stock and one one-thousandth (1/1,000) of a share of the Company’s to-be-designated Series B Preferred Stock, par value $0.01 per share (the “Preferred Stock”). Each share of Preferred Stock issued in the Transaction will automatically convert into 1,000 shares of Common Stock upon the effectiveness of the filing of a charter amendment to increase the number of authorized shares of the Company’s Common Stock to not less than 150,000,000.  After the closing of the Transaction and the conversion of the Preferred Stock into Common Stock, the Company will have issued 100,000,000 new shares of Common Stock to the Investors.

The closing of the Transaction is subject to, among other things, the Company’s obtaining a financial viability exception under NASDAQ Listing Rule 5635(f) to the NASDAQ shareholder approval requirements that would otherwise be applicable to the Transaction.  The Company applied to NASDAQ for the financial viability exception because it determined that the delay necessary to seek and obtain shareholder approval would seriously jeopardize the financial viability of the Company.

On August 8, 2014, NASDAQ informed the Company that it approved the Company’s application for the financial viability exception with respect to the Transaction.  Accordingly, subject to the satisfaction or waiver of the other closing conditions specified in the Purchase Agreement, the Company intends to close the Transaction on or about August 22, 2014 without obtaining approval from its shareholders.  A special committee of the Company’s Board of Directors comprised solely of independent, disinterested directors expressly approved the Transaction and the Company’s reliance on the NASDAQ financial viability exception.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of Metabolix, Inc. dated August 11, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METABOLIX, INC.

Date: August 11, 2014	By:	/s/ Joseph Shaulson
Joseph Shaulson
President & Chief Executive Officer